UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-A/A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           BENCHMARK ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)


              TEXAS                                 74-2211011
     (State of incorporation           (I.R.S. Employer Identification No.)
        or organization)


      3000 TECHNOLOGY DRIVE
         ANGLETON, TEXAS                               77515
(Address of principal executive offices)            (Zip Code)


      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

      If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

      Securities Act registration statement file number to which this form relates: Not Applicable.

       Securities to be registered pursuant to Section 12(b) of the Act:

                  Title of each class           Name of each exchange on which
                  to be so registered           each class is to be registered
                  -------------------           ------------------------------
            PREFERRED STOCK PURCHASE RIGHTS          NEW YORK STOCK EXCHANGE

       Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                                (Title of Class)

ITEM 2.   EXHIBITS.

      1.* Rights Agreement dated December 11, 1998 between Benchmark Electronics, Inc. and Harris Trust and Savings Bank, as Rights Agent, together with the following exhibits thereto: Exhibit A -- Form of Statement of Resolution Establishing Series A Cumulative Junior Participating Preferred Stock of Benchmark Electronics, Inc.; Exhibit B -- Form of Right Certificate; and Exhibit C -- Summary of Rights to Purchase Preferred Stock of Benchmark Electronics, Inc.

      2.*   Press Release dated December 11, 1998.

      3.** Summary of Rights to Purchase Preferred Stock of Benchmark Electronics, Inc.

-----------
 *  Previously Filed.
**  Filed Herewith.

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
                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                    BENCHMARK ELECTRONICS, INC.



                                    By: /s/ DONALD E. NIGBOR
                                      Name: Donald E. Nigbor
                                     Title: President



Date: December 21, 1998


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
                                INDEX TO EXHIBITS

EXHIBIT NO.                       DESCRIPTION
-----------                       -----------
      1.* Rights Agreement dated December 11, 1998 between Benchmark Electronics, Inc. and Harris Trust and Savings Bank, as Rights Agent, together with the following exhibits thereto: Exhibit A -- Form of Statement of Resolution Establishing Series A Cumulative Junior Participating Preferred Stock of Benchmark Electronics, Inc.; Exhibit B -- Form of Right Certificate; and Exhibit C -- Summary of Rights to Purchase Preferred Stock of Benchmark Electronics, Inc.

      2.*   Press Release dated December 11, 1998.

      3.** Summary of Rights to Purchase Preferred Stock of Benchmark Electronics, Inc.

-----------
 *  Previously Filed.
**  Filed Herewith.


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